UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 30, 2005

MEASUREMENT SPECIALTIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-11906	22-2378738
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

1000 Lucas Way, Hampton, VA 23666

(Address of principal executive offices) (Zip Code)

(757) 766-1500

 Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION

Measurement Specialties, Inc. (MSI) on November 30, 2005 acquired the capital stock of HL Planartechnik GmbH (“HLP”), a sensor company located in Dortmund, Germany for €6.0 million or $7.1 million ($3.0 million at close and the assumption of $4.1 million in debt and liabilities). The sellers can earn up to an additional $3.5 million if certain performance hurdles are achieved in 2006.

HL Planartechnik GmbH (www.hlplanar.com) specializes in thin-film metallization processes, producing sensors in four main categories: (1) infrared thermopiles used in appliance, automobile, medical and other applications for non-contacting temperature measurement; (2) magneto-resistive sensors that measure changes in magnetic fields to determine position, angle, rotation, or current; (3) mass air flow (MAF) sensors to measure the changes in air flow and other gases for use in automotive, medical and industrial applications; and (4) MEMS-based inclination sensors for the precise measurement of level, angle or tilt in construction equipment, automobile and aerospace applications. HL Planar has a production and development facility with a Silicon MEMS fab in the heart of Germany’s technology corridor.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION

Exhibit 99.1	Press Release of Measurement Specialties, Inc. dated November 30, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Measurement Specialties, Inc.
(Registrant)

Date: December 5, 2005

By: /S/ John P. Hopkins
John P. Hopkins
Chief Financial Officer
(authorized officer and principal financial officer)